Press Release

Contact:
Jim Ropella
Senior Vice President and CFO
First Business Financial Services, Inc.
608-232-5970
jropella@firstbusiness.com

First Business Financial Services, Inc. Announces Stock Repurchase Plan

MADISON, WI, November 20, 2007 –  First Business Financial Services, Inc. (NASDAQ: FBIZ) announced today that its Board of Directors has authorized the repurchase of up to $1,000,000 of the Company’s common stock, through open market block purchases in accordance with the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

Corey Chambas, President and CEO of First Business Financial Services, commented: “We believe that the current market price of our common stock does not reflect the underlying value of our Company. Our board believes that a share repurchase plan is in the best interests of our shareholders and a good use of our capital at this time.”

About First Business Financial Services, Inc.
First Business Financial Services (NASDAQ: FBIZ) is the parent of the First Business family of companies, managing shareholder relations and providing access to capital for its operating entities. Its companies include: First Business Bank – Madison; First Business Bank –Milwaukee; First Business Bank — Northeast; First Business Trust & Investments; First Business Equipment Finance, LLC; and First Business Capital Corp. For additional information, visit www.firstbusiness.com or call 608-238-8008.

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This press release includes “forward-looking” statements related to First Business Financial Services, Inc. (the “Company”) that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission.